Exhibit 99.2

NEWS FOR IMMEDIATE RELEASE

July 19, 2012

WesBanco, Inc.

1 Bank Plaza

Wheeling, WV 26003

And

Fidelity Bancorp, Inc.

1009 Perry Highway

Pittsburgh, PA 15237

For Further Information Contact:

Paul M. Limbert (304) 234-9206

President & CEO, WesBanco, Inc.

Or

Richard G. Spencer (412) 367-3303

President & CEO, Fidelity Bancorp, Inc.

WesBanco, Inc. Expands in Pittsburgh Market; Announces Agreement and Plan of Merger with Fidelity Bancorp, Inc.

WHEELING, WV – July 19, 2012 – WesBanco, Inc. (“WesBanco”) (Nasdaq:WSBC) and Fidelity Bancorp, Inc. (“Fidelity”) (Nasdaq:FSBI) jointly announced today that they have executed a definitive Agreement and Plan of Merger providing for the merger of Fidelity with and into WesBanco. James C. Gardill, Chairman of the Board, and Paul M. Limbert, President & CEO, of WesBanco and Christopher S. Greene, Chairman of the Board, and Richard G. Spencer, President & CEO, of Fidelity, made the joint announcement.

Under the terms of the Agreement and Plan of Merger, WesBanco will exchange a combination of its common stock and cash for Fidelity common stock. Fidelity shareholders will be entitled to receive 0.8275 shares of WesBanco common stock and cash in the amount of $4.50 per share for each share of Fidelity common stock. The exchange ratio is based on the average closing price of WesBanco over the 15 day period prior to announcement. The merger is expected to qualify as a tax-free reorganization. WesBanco expects the combination to be accretive to 2013 earnings per share, excluding merger-related expenses.

The transaction, approved by the directors of both companies, is valued at $70.8 million, based on WesBanco’s average common stock price noted above and Fidelity’s diluted shares outstanding. The transaction values Fidelity at a price/common share book value of 153%, price to tangible book value of 162%, and a premium to core deposits of 6.6% based on March 31, 2012 financial results. Subject to the receipt of required approvals, it is expected that Fidelity will redeem all of its preferred stock and warrants held by the U.S. Treasury under the Capital Purchase Program prior to or upon closing of the merger. One-time charges related to the deal are anticipated to approximate $7.0 million, with cost savings totaling approximately 35% of Fidelity’s total non-interest expense, to be fully phased in by 2014. Tangible book value per share dilution is expected to approximate 5.7%, considering estimated purchase accounting marks for various assets and liabilities, including a 3.4% gross credit mark on the loan portfolio. Earn back of such dilution is anticipated to be approximately 4 years and earnings accretion, excluding restructuring charges, is estimated at 6% annualized after cost savings are fully realized. The acquisition is subject to the approvals of the appropriate banking regulatory authorities and the approval vote of the shareholders of Fidelity. It is expected that the transaction will be completed late in the fourth quarter of 2012 or in early 2013.

“We are extremely pleased to have the opportunity to expand our Pittsburgh market through our merger with Fidelity, a well-managed, profitable company located in many established market areas in Pennsylvania. Fidelity’s branches are strategically located in areas that add to WesBanco’s branches in Western Pennsylvania. Their banking locations and access to business opportunities in markets projected for population growth over the next five years will significantly diversify WesBanco’s customer base and product distribution. Furthermore, this merger provides approximately $550 million of deposits in the Western Pennsylvania market.” said WesBanco Chairman of the Board, James C. Gardill.

“Our affiliation with WesBanco will maintain a level of local decision making through employee and management retention while providing an enhanced product and service array. That leads to improvements in customer service and improved opportunities for our employees. In our markets, supporting our local communities while providing a larger regional presence will continue to differentiate us from our super-regional competitors. The combined strength of WesBanco and Fidelity affords us a great opportunity to compete and service our customers,” said Christopher S. Green, Fidelity Chairman of the Board. “It became very clear early on that WesBanco’s vision for the future fit extremely well with our own business plan and our desire to maintain our strong reputation and community standing. WesBanco shares our vision for the future,” he continued.

“WesBanco’s extensive experience in trusts and investments, commercial lending and technologically advanced banking systems were important factors in determining the merger potential of the combined organization,” said Richard G. Spencer, Fidelity President & CEO. “We operate in some very attractive markets that are the homes to Fortune 500 companies. By aligning ourselves with WesBanco, we become a formidable competitor for business in Western Pennsylvania. As part of WesBanco, with our more significant combined resources, we can now compete for larger commercial and retail transactions and offer improved trust and wealth related services. We look forward to providing our customers the same types of products that are offered by the super-regional competitors in our markets while we maintain the community bank orientation necessary to compete with the other financial institutions that serve our markets,” Mr. Spencer said.

At March 31, 2012, WesBanco had consolidated assets of $5.6 billion, deposits of $4.5 billion, loans of $3.2 billion and shareholders’ equity of $642 million.

At March 31, 2012, Fidelity had consolidated assets of $666 million, deposits of $471 million, loans of $341 million and shareholders’ equity of $52 million.

When the transaction is consummated, the combination of the two banking companies will create a bank with approximately $6.3 billion in total assets providing banking services through 125 locations and 120 ATM’s in three states. The transaction will expand WesBanco’s franchise by 13 offices located along the Rt. 19 corridor North, South and through the City of Pittsburgh.

As a result of the merger, it is anticipated that WesBanco will add Richard G. Spencer to its board. All of the directors and executive officers of Fidelity have entered into voting agreements with WesBanco pursuant to which they have agreed to vote their shares in favor of the transaction. The approximate four to six month time period leading to the consummation of the merger has officials of both organizations optimistic that organizing around customer service and product delivery can be effected with as little employee disruption as possible.

“Retaining key employees and ties to the communities served by Fidelity will be extremely important in our ability to effect a smooth transition for Fidelity customers,” said Paul M. Limbert, WesBanco President & CEO. “Given the attractive markets served by Fidelity, it is important that we retain as much continuity in service and leadership as possible. These are areas that we are particularly interested in as we prepare to offer WesBanco products and services. For 85 years, Fidelity has operated a successful franchise by concentrating on its customers and its communities. It is important that Fidelity customers continue to be served by familiar faces in their markets,” he continued.

Investment advisors involved in the transaction were Macquarie Capital (USA), Inc., representing WesBanco, and Mufson Howe Hunter & Company, LLC, representing Fidelity.

Legal representation in the transaction are Phillips Gardill Kaiser & Altmeyer PLC and K&L Gates LLP for WesBanco and Spidi & Fisch, PC for Fidelity.

Forward-looking Statement:

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between WesBanco and Fidelity, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; Fidelity’s stockholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2011 Annual Report on Form 10-K, Fidelity’s 2011 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Fidelity with the Securities and Exchange Commission, including WesBanco’s Form 10-Q as of March 31, 2012 and Fidelity’s Form 10-Q’s as of December 31, 2011 and March 31, 2012. All forward-looking statements included in this news release are based on information available at the time of the release. Neither WesBanco nor Fidelity assumes any obligation to update any forward-looking statement.

Conference Call Information:

WesBanco and Fidelity will host a conference call and webcast to discuss the Agreement and Plan of Merger on July 20, 2012 at 9:00 a.m. EDT. Investors, analysts and other interested parties may access the teleconference and webcast, which is sponsored by PR Newswire, at 800-860-2442 or 1-412-858-4600 for international callers. The call may also be listened to via Webcast through the “Investor Relations” section of WesBanco’s web site at http://www.wesbanco.com or by registering at http://www.videonewswire.com/event.asp?id=88555. Access to the Webcast will begin approximately 15 minutes prior to the start of the call. A replay of the call will be available shortly after the conclusion of the call for a period of approximately 30 days. The replay can be accessed by dialing (877) 344-7529. The replay conference number is 10016757.

Additional Information About the Merger and Where to Find It:

Shareholders of Fidelity and other interested parties are urged to read the proxy statements/prospectus that will be included in the Form S-4 registration statement that WesBanco will file with the SEC in connection with the merger because it will contain important information about WesBanco, Fidelity, the merger and other related matters. A proxy statement/prospectus will be mailed to shareholders of Fidelity prior to their shareholder meeting, which has not yet been scheduled. In addition, when the registration statement, which will include the proxy statements/prospectus and other related documents are filed by WesBanco with the SEC, they may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the WesBanco or Fidelity websites at http://www.wesbanco.com or at http://www.fidelitybancorp-pa.com.

Any questions should be directed to Paul M. Limbert, Chief Executive Officer (304) 234-9206, James C. Gardill, Chairman (304) 234-9216 or Robert H. Young, Chief Financial Officer (304) 234-9447 of WesBanco or Christopher S. Green, Chairman, or Richard G. Spencer, President & CEO (412) 367-3300 of Fidelity.

Fidelity and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of Fidelity and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Fidelity’s directors and executive officers in the proxy statement for Fidelity’s annual meeting of shareholders filed with the SEC on January 11, 2012. You can obtain a free copy of this document from the SEC or Fidelity using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

About Fidelity:

Fidelity Bancorp, Inc. is a bank holding company incorporated under the laws of the State of Pennsylvania and regulated by the Board of Governors of the Federal Reserve System. Fidelity operates a wholly-owned banking subsidiary, Fidelity Bank, PaSB, which provides depository, lending, and other financial services to individuals and businesses in the Pittsburgh, Pennsylvania marketplace. Fidelity Bank, PaSB is a state-chartered savings bank regulated by the State of Pennsylvania and insured by the Federal Deposit Insurance Corporation (FDIC). Fidelity Bank, PaSB operates 13 banking offices.

With a balanced combination of “high-touch” customer service, local management, strong operating controls, and controlled geographic expansion, Fidelity Bank, PaSB has grown into one of Pittsburgh’s premier independent financial services organizations.

Fidelity’s common stock currently trades on the Nasdaq Global Market under the symbol “FSBI”.

About WesBanco:

WesBanco is a multi-state bank holding company with total assets of approximately $5.6 billion. WesBanco operates through 112 banking offices, one loan production office, and 104 ATMs in West Virginia, Ohio, and Pennsylvania. Founded in 1870, WesBanco provides innovative retail and commercial, trust, investment and insurance products and services. WesBanco also offers retail and commercial financial services online at www.wesbanco.com and www.wesmark.funds.com and through WesBancoLine, its 24-hour telephone banking service. WesBanco is the second largest bank holding company headquartered in West Virginia with the third overall deposit market share. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Wesbanco’s common stock trades on the Nasdaq Global Select Market under the symbol “WSBC”.

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